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                                                                    EXHIBIT 10.1

                           CHANGE OF CONTROL AGREEMENT

         This Change of Control Agreement (the "Agreement") is entered into this 5th day of April, 2004 (the "Effective Date") by and between Atrix Laboratories, Inc., a Delaware corporation (the "Company") with its principal place of business at 2579 Midpoint Drive, Fort Collins, Colorado 80525, and Michael R. Duncan an individual residing at 627 Glenarbor Circle, Longmont, Colorado 80501 ("Executive").

         1.    Definitions.

               (a) "Affiliate" means any corporation, partnership, trust or other entity of which the Company and/or any of its Affiliates directly or indirectly owns a majority of the outstanding shares of any class of equity security of such corporation, partnership, trust or other entity and any corporation, partnership, trust or other entity which directly or indirectly owns a majority of the outstanding shares of any class of equity security of the Company or any of its Affiliates.

               (b) "Cause" means:

                   (i) If Executive materially violates any term of his
               employment or any Company policies and such violation is not substantially remedied within 30 days of written notice from the Company to Executive;

                   (ii) Willful misfeasance, gross negligence or nonfeasance of duty by Executive that is reasonably likely to be detrimental or damaging or that has the effect of injuring or damaging the reputation, business or business relationships of the Company or any of its subsidiaries or any of their respective officers, directors or employees;

                   (iii) Any arrest, indictment (defined as any proceeding in which "probable cause" is found), conviction (or the civil equivalent) of Executive or a plea of guilty or nolo contendere by Executive to a charge based on a federal or state felony or serious criminal or civil offense (even if the crime is classified under the applicable law as a "misdemeanor"), including, but not limited to (1) crimes or civil offenses involving theft, embezzlement, fraud, dishonesty or moral turpitude; (2) crimes or civil offenses based on banking or securities laws (including the Sarbanes-Oxley Act of 2002); and
               (3) civil enforcement actions brought by federal or state regulatory agencies (including the Securities and Exchange Commission).

                   (iv) Willful or prolonged and unapproved absence from work by the Executive or failure, neglect or refusal by the Executive to perform his duties and responsibilities as determined by the board of directors of the Company (the "Board") in its sole discretion.


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               (c) "Change of Control" means the occurrence of one or more of the following:

                   (i) Any person (as defined in Sections 3(a)(9) and 13(d)(3)
               of the Securities Exchange Act of 1934, as amended) other than an existing stockholder or an Affiliate that directly or indirectly becomes the owner of 50% or more of the Voting Stock;

                   (ii) A complete liquidation or dissolution of the Company
               other than a liquidation or dissolution occurring after any of the following transactions: the merger or consolidation of the Company with an Affiliate, the transfer of 50% or more of the Voting Stock of the Company to an Affiliate or Affiliates or the sale or other transfer of all or substantially all of the assets of the Company to an Affiliate or Affiliates;

                   (iii) The sale of all or substantially all of the Company's assets to a single purchaser or group of affiliated purchasers, other than any Affiliate or Affiliates, in one or a series of related transactions; or

                   (iv) The Company engages in a merger or consolidation with another entity other than an Affiliate and immediately after that merger or consolidation, the persons or entities that were stockholders of the Company immediately prior to that merger or consolidation hold, directly or indirectly, less than 50% of the Voting Stock of the surviving entity.

               (d) "Good Reason" means any action on the part of the Company not consented to by Executive in writing (which action shall not have been cured within 30 days following written notice from Executive to the Board specifying that such action will give rise to a termination of Executive's employment hereunder for Good Reason) having the following effect or effects: (i) a material diminution of Executive's job duties, responsibilities or requirements that is detrimentally inconsistent with Executive's then current title and Executive's prior duties, responsibilities or requirements; (ii) a reduction in Executive's salary then in effect, other than a reduction comparable to reductions generally applicable to similarly situated employees of the Company;
         (iii) the permanent relocation of Executive to a facility or location more than 50 miles from the Company's current location; or (iv) a significant change in the reporting relationship or title from that existing immediately prior to the Change of Control.

               (e) "Voting Stock" means, with respect to a corporation, the capital stock of any class or classes of that corporation having general voting power under ordinary circumstances, in the absence of contingencies, to elect directors of such corporation and, with respect to any other entity, the securities of that entity having such general voting power to elect the members of the managing body of that entity.

         2. Term. This Agreement shall be for a term beginning on the Effective Date and terminating on the date on which Executive's employment with the Company terminates or is terminated.


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         3.    Termination after Change of Control. If the Company terminates
Executive's employment without Cause, or Executive terminates his employment for Good Reason, in either case within six months after a Change of Control, then
(i) the Company shall pay to Executive in either a lump-sum or through salary continuation, at the Company's sole discretion, the amount of Executive's then current base salary for a period of 12 months, (ii) the Company and the Board shall cause all of Executive's unvested stock options to immediately vest effective as of the date Executive's employment terminates, and Executive shall have four months to exercise the options vested under this Section 3, (iii) if Executive elects continued coverage under the Company's health plan pursuant to the Comprehensive Omnibus Budget Reconciliation Act of 1985, as amended, then the Company shall continue to pay the Company's portion of the premium for Executive's continued coverage under the Company's health plan until the first to occur of (A) the date that is 12 months after the date of termination and (B) the date upon which Executive is employed by a third party and is eligible for coverage by such third party's health insurance plan and (iv) if Executive elects continued coverage under the Company's life insurance plan, then the Company shall continue to pay the Company's portion of the premium for Executive's continued coverage under the Company's life insurance plan, or if continued coverage under the Company's life insurance plan is not available pursuant to the terms of such plan, then the Company shall pay to Executive the amount of the premium that would otherwise be payable by the Company if Executive's employment were not terminated until the date that is 12 months after the date of termination. Thereafter, Executive shall not be entitled to receive, and the Company shall have no obligation to provide Executive with any additional salary, payments or benefits of any kind.

         4. Entire Agreement. The terms of this Agreement are intended by the parties to be the final and exclusive expression of their agreement with respect to the relationship between Executive and the Company and may not be contradicted by evidence of any prior or contemporaneous statements or agreements. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding involving this Agreement.

         5. Amendments, Waivers. This Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by Executive and by a duly authorized representative of the Company other than Executive. No failure to exercise and no delay in exercising any right, remedy, or power under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power under this Agreement preclude any other or further exercise thereof, or the exercise of any other right, remedy, or power provided herein or by law or in equity.

         6. Assignment; Successors and Assigns. Executive agrees that Executive will not assign, sell, transfer, delegate or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any rights or obligations under this Agreement, nor shall Executive's rights be subject to encumbrance or the claims of creditors. Any purported assignment, transfer, or delegation shall be null and void. Subject to the foregoing, this Agreement shall be binding upon Executive and the Company and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors, and permitted assigns, and shall not benefit any person or entity other than those enumerated above.




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         7.    Severability; Enforcement. If any provision of this Agreement, or the application thereof to any person, place, or circumstance, shall be held by a court or arbitrator of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such provisions as applied to other persons, places, and circumstances shall remain in full force and effect.

         8. Governing Law. The validity, interpretation, enforceability, and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, without regard to choice of law rules. All disputes arising under this Agreement shall be submitted to and heard by a state or federal court located in Denver, Colorado and each of the Company and Executive hereby irrevocably consents to the exclusive jurisdiction and exclusive venue of such courts.

         9. Executive Acknowledgment. The parties acknowledge (a) that they have consulted with or have had the opportunity to consult with independent counsel of their own choice concerning this Agreement, and (b) that they have read and understand the Agreement, are fully aware of its legal effect, and have entered into it freely based on their own judgment and not on any representations or promises other than those contained in this Agreement.

         10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Agreement may be transmitted via facsimile and such signatures shall be deemed to be originals.







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         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.



Company                                       Executive


/s/ David R. Bethune                          /s/ Michael R. Duncan
--------------------------------------        ----------------------------------
David R. Bethune                              Michael R. Duncan
Chairman of the Board of Directors and        Vice President and General Manager
Chief Executive Officer







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